Exhibit 1.1

EXECUTION VERSION

EVOQUA WATER TECHNOLOGIES CORP.

(a Delaware corporation)

12,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: December 1, 2020

EVOQUA WATER TECHNOLOGIES CORP.

12,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

December 1, 2020

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Dear Sirs:

1.  Introductory.  The stockholders of Evoqua Water Technologies Corp., a Delaware corporation (“Company”), listed in Schedule A hereto (the “Selling Stockholders”) agree severally with the several Underwriters named in Schedule B hereto (collectively, the “Underwriters”) to sell to the Underwriters an aggregate of 12,000,000 outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (such 12,000,000 shares of Common Stock being hereinafter referred to as the “Firm Securities”). The Selling Stockholders also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,800,000 additional outstanding shares (“Optional Securities”) of the Company’s Common Stock, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. To the extent there are no additional Underwriters listed in Schedule B other than you, the term “Underwriters” as used herein shall mean you, as Underwriter, and the term Underwriters shall mean the singular as the context requires.

2.  Representations and Warranties of the Company and the Selling Stockholders; Certain Defined Terms.  (a) The Company represents and warrants to, and agrees with, the several Underwriters and the Selling Stockholders that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission an “automatic registration statement” on Form S-3 (No. 333- 236884) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b). The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:30 PM (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Underwriters that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Act Requirements.  (i) (A) At their respective Effective Times, and (B) on the date of this Agreement, each of the Initial Registration Statement and the Additional Registration Statement (if any) complied and will comply in all material respects to the requirements of the Act and the Rules and Regulations (other than those requirements that the Commission has waived, in writing, with respect to the Company) and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will comply in all material respects to the requirements of the Act and the Rules and Regulations (other than those requirements that the Commission has waived, in writing, with respect to the Company) and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statements (or any amendment thereto) or the Final Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) the Selling Stockholder Information (as defined below).

(iii)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)), made any offer in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(iv)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated December 1, 2020 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) the Selling Stockholder Information.

(v)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained or incorporated by reference in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained or incorporated by reference in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the management, condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(vii) Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the General Disclosure Package and each subsidiary is duly qualified to do business as a foreign corporation, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and other than (i) liens guaranteed or otherwise permitted by the senior secured first lien term loan facility (the “Term Loan Facility”) and the senior secured revolving credit facility (the “Revolving Credit Facility”) of EWT Holdings III Corp. (collectively, the “Facilities”) and (ii) liens that would not, individually or in the aggregate, have a Material Adverse Effect. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

(viii) Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company (including the Offered Securities) are validly issued, fully paid and nonassessable, and conform in all material respects to the description of the Common Stock contained in the General Disclosure Package and the Final Prospectus; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(ix) Other Offerings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(x) No Finder’s Fee.  Except (i) as disclosed in the General Disclosure Package and as contemplated by this Agreement and (ii) for the arrangement of the Company with Solebury Capital LLC (“Solebury”) whereby Solebury is acting as a financial advisor in connection with the transactions contemplated hereby, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”),.

(xii) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for any such consents, approvals, authorizations, orders, filings or registrations the absence of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or materially interfere with the consummation of the transactions contemplated hereby.

(xiii) Title to Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, other than liens granted to lenders under the Facilities or otherwise permitted thereby, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them, in each case, except, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, with respect to clauses (ii) and (iii) above, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, as the case may be; except in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xvi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xvii) Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or be in compliance with any such Licenses would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xviii) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xix) Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate rights to trademarks, patents and copyrights (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to possess or acquire on reasonable terms Intellectual Property Rights would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(xx) Environmental Laws.  Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has knowledge of any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies or operates any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances at any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its subsidiaries or has received notice of any such liability for any such release at any other site, including any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability for any failure to obtain or noncompliance under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) — (vi) such as would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; and (c) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and toxic mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxi)  Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Common Stock”, “Description of Capital Stock” and “Certain Relationships and Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(xxii) Accuracy of Exhibits.  There are no material contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiii) Absence of Manipulation.  Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiv)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxv)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) have taken all necessary actions to ensure that the Company is in compliance in all material respects with the applicable provisions of Sarbanes-Oxley and the Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Audit Committee of the Board in accordance with Exchange Rules. The Company is not aware of any material weakness in Internal Controls.

(xxvi) Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company’s knowledge no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened.

(xxvii) Financial Statements.  The financial statements included or incorporated by reference in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; the schedules, if any, included or incorporated by reference in each Registration Statement present fairly in all material respects the information required to be stated therein. Ernst & Young LLP, which has certified the financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The summary and selected financial and statistical data derived therefrom, and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements that are required pursuant to the Act to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included or incorporated by reference as required (other than any financial statements pursuant to requirements that the Commission has waived, in writing, with respect to the Company).

(xxviii) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no material transaction entered into by the Company other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, as the case may be.

(xxix)  Investment Company Act.  The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxx)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxxi)  No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer, or employee thereof, nor to the knowledge of the Company or any of its subsidiaries, any agent or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Government Official”) from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxii)  Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii)  Compliance with Sanctions.  None of the Company, any of its subsidiaries or any director, officer, or employee thereof, nor to the knowledge of the Company or any of its subsidiaries, any agent of the Company or any of its subsidiaries, is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, in violation of applicable Sanctions.

(xxxiv)  No Restrictions on Payments by Subsidiaries.  Except as disclosed in the General Disclosure Package and other than with respect to the limitations under the Facilities, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution to the Company on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(xxxv)  Taxes.  The Company has (a) filed or caused to be filed all United States federal income tax returns of the Company and its subsidiaries and all other material tax returns which are required to be filed, and (b) paid all taxes shown to be due and payable on such returns, all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (in each case, other than any (i) tax returns with respect to which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) taxes, fees or other charges with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (iii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company).  No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge except as would not reasonably be expected to have a Material Adverse Effect or except for taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company.

(xxxvi)  Insurance.  The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of the business and the value of its properties, except where the failure to carry such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvii) ERISA.  Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxviii) Listing. At the First Closing Date (as defined below), the Offered Securities shall have been duly listed on The New York Stock Exchange.

(xxxix) Cybersecurity. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, (i) to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its employees), equipment or technology (collectively, “IT Systems and Data”) (ii) the Company has not been notified of any security breach or other compromise to its IT Systems and Data; and (iii) the Company is presently in compliance with all applicable laws, statutes, rules or regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in each case covered by clauses (i)-(iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, the several Underwriters and the Company that:

(i) Title to Securities. Such Selling Stockholder has and immediately prior to each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder, except, if such Selling Stockholder is not AEA EWT Holdings LP (such Selling Stockholder, a “Non-Sponsor Selling Stockholder”), for any liens, encumbrances, equities or claims arising under the Custody Agreement (as defined below) or the Powers of Attorney (as defined below); and upon payment for the Offered Securities to be sold by such Selling Stockholder, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to a securities account of the Underwriters (assuming that none of DTC, Cede or such other nominee or any of the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) with respect to such Offered Securities) (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities, and (iii) under Section 8-502 of the UCC, no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) to such securities entitlement may be asserted against the Underwriters with respect to such security entitlement.  For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the account of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement and, if such Selling Stockholder is a Non-Sponsor Selling Stockholder, the Custody Agreement and the Powers of Attorney in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act, except such as may be required under state securities laws and except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by or on behalf of such Selling Stockholder and, if such Selling Stockholder is a Non-Sponsor Selling Stockholder, the Custody Agreement and the Powers of Attorney, and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the charter or by-laws of such Selling Stockholder that is a corporation or the constituent documents of such Selling Stockholder that is not a natural person or a corporation, except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(iv)  Custody Agreement.  Such Selling Stockholder, if such Selling Stockholder is a Non-Sponsor Selling Stockholder, has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), for delivery under this Agreement, security entitlements representing the shares of the Offered Securities to be sold by such Selling Stockholder hereunder.

(v)  Powers of Attorney.  Such Selling Stockholder, if such Selling Stockholder is a Non-Sponsor Selling Stockholder, has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Non-Sponsor Selling Stockholders, the “Powers of Attorney”) appointing certain executive officers of the Company as attorneys-in-fact (the “Attorneys-in-Fact”), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Non-Sponsor Selling Stockholder.

(vi)  Compliance with Act Requirements.  To the extent, but only to the extent, that any statements made in the Registration Statement, the Final Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, the Registration Statement, the Final Prospectus, the General Disclosure Package and any Issuer Free Writing Prospectus do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the preliminary prospectus included in the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made).

(vii)  Authorization of Agreement.  Such Selling Stockholder has full right, power and authority (if such Selling Stockholder is not a natural person), corporate or otherwise, to enter into this Agreement and this Agreement has been duly authorized (if such Selling Stockholder is not a natural person), executed and delivered by each Selling Stockholder.  Such Selling Stockholder, if such Selling Stockholder is a Non-Sponsor Selling Stockholder, has full right, power and authority (if such Selling Stockholder is not a natural person), corporate or otherwise, to enter into the Custody Agreement and the Power of Attorney with respect to such Non-Sponsor Selling Stockholder and the Custody Agreement and the Power of Attorney have been duly authorized (if such Selling Stockholder is not a natural person), executed and delivered by such Non-Sponsor Selling Stockholder and constitute valid and legally binding obligations of each such Non-Sponsor Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(viii)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix)  Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x)  Free Writing Prospectus.  Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Offered Securities.

(xi) ERISA. Each Selling Stockholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $24.90 per share, that number of Firm Securities (rounded up or down, as determined by the Underwriters in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Custodian and AEA EWT Holdings LP, as applicable, will deliver the Firm Securities to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to the accounts specified by the Custodian and AEA EWT Holdings LP, as applicable, at the office of Latham & Watkins LLP, at 9:00 a.m., New York time, on December 4, 2020, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Custodian and AEA EWT Holdings LP, as applicable, shall deliver the Firm Securities through the facilities of DTC unless the Underwriters shall otherwise instruct. The Custodian and AEA EWT Holdings LP, as applicable, shall deliver the Firm Securities through the facilities of DTC unless the Underwriters shall otherwise instruct.

In addition, upon written notice from the Underwriters given to each of AEA Holdings LP and the Attorneys-in-Fact from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities.  Following such notice, the Selling Stockholders each agree, severally and not jointly, to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Underwriters to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to each of AEA Holdings LP and the Attorneys-in-Fact.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriters but shall be not earlier than two nor later than seven full business days after written notice of election to purchase Optional Securities is given, nor in any event prior to the First Closing Date, unless the Underwriters and the Selling Stockholders agree in writing. The Custodian and AEA EWT Holdings LP, as applicable, will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriters for the accounts of the several Underwriters, in a form reasonably acceptable to the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to the accounts specified by the Custodian and AEA EWT Holdings LP, as applicable, at the office of Latham & Watkins LLP.  The Custodian and AEA EWT Holdings LP, as applicable, shall deliver the Optional Securities through the facilities of DTC unless the Underwriters shall otherwise instruct.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the second succeeding sentence, the Company will file the Final Prospectus, in a form approved by the Underwriters, which approval shall not be unreasonably withheld, delayed or conditioned, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriters, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offered Securities. The Company will advise the Underwriters promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriters of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Underwriters.

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Underwriters of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Underwriters’ consent, which consent shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise the Underwriters promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose or pursuant to Section 8A of the Securities Act, (vi) any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, and (vii) in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (any references herein to the Registration Statement shall include any such amendment or new registration statement).  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act). For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Underwriters written or electronic copies of each Registration Statement (signed and including all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters may reasonably request. The Final Prospectus shall be so furnished on or prior to the second business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required to complete the distribution of the Offered Securities, provided that the Company will not be required to (i) file any general consent to service of process, (ii) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction in which it is not so already qualified, or (iii) subject itself to taxation in any such jurisdiction in which it is not otherwise subject.

(g)  Reporting Requirements.  The Company, during the period when a prospectus relating to the Offered Securities is (or but for the exception afforded by Rule 172 would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Rules.

(h)  Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the respective obligations of the Company and the Selling Stockholders (to the extent provided for in the Second Amended and Restated Registration Rights Agreement, dated October 16, 2017, among the Company and the investors party thereto, as amended by Amendment No. 1 to the Second Amended and Restated Registration Rights Agreement, dated November 22, 2019, among the Company and the investors party thereto and Amendment No. 2 to the Second Amended and Restated Registration Rights Agreement, dated November 25, 2020, among the Company and the investors party thereto) under this Agreement, including but not limited to (i) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate (including the reasonable fees and disbursements of counsel for the Underwriters) and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), (iii) the delivery and distribution of the Custody Agreement and the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact), (iv) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters, (vii) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (viii) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (ix) all expenses (except any transfer taxes, if any) incident to the sale and delivery of the shares to be sold by the Selling Stockholders to the Underwriters hereunder, and (x) any fees and expenses of counsel for the Selling Stockholders; provided that the fees and expenses of counsel for the Underwriters pursuant to clauses (i) and (ii) hereof shall not exceed $30,000 in the aggregate.

(i)  Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act (without regard to the proviso to Rule 456(b)(1)(i)) and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(j)  Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)   (A) Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriters, except (a) the sale of the Offered Securities, (b) issuances of Lock-Up Securities pursuant to the (1) conversion or exchange of convertible or exchangeable securities or (2) exercise of warrants or options, restricted stock units or other equity-based compensation, in each case outstanding on the date hereof and described in the Registration Statement, the General Disclosure Package and the Final Prospectus, provided that the Company shall have caused each recipient of such Lock-Up Securities to have executed and delivered to the Underwriters a lock-up agreement, substantially in the form of Exhibit A hereto, prior to such conversion, exchange or exercise, (c) grants of employee stock options, restricted stock units or other equity-based compensation pursuant to the terms of a plan or agreement described in the Registration Statement, the General Disclosure Package and the Final Prospectus, or issuances of Lock-Up Securities pursuant to the exercise of such options, provided that such Lock-Up Securities received upon such exercise or vesting are non-transferable for the remainder of the Lock-Up Period, (d) the filing of a registration statement with the Commission on Form S-8 to register the offer and sale of securities to be issued pursuant to any equity compensation plan described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (e) issuances by the Company of shares of its Common Stock or any securities convertible into or exchangeable or exercisable for shares of its Common Stock in connection with an acquisition, business combination or joint venture (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of the Common Stock issued pursuant to this clause (e) during the Lock-Up Period shall not exceed 10% of the total number of shares of Common Stock issued and outstanding on the First Closing Date and provided further, in the case of any issuances pursuant to this clause (e), the Company shall cause each recipient of shares of Common Stock to execute and deliver a lock-up agreement substantially in the form of Exhibit A hereto.  The Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Underwriters consent to in writing.

6. Certain Agreements of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, with the several Underwriters and the Company that:

(a)  Additional Filings.  Such Selling Stockholder will deliver to the Underwriters prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person) in order to facilitate documentation of such Selling Stockholder’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b)  Absence of Manipulation.  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(c) Additional Actions. Such Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Offered Securities.

7.  Free Writing Prospectuses.  The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

8.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers and the Selling Stockholders made in certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Underwriters; provided that any letter dated a Closing Date shall use a “cut off date” no more than three business days prior to such Closing Date.

(b)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Underwriters. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement and at or prior to such Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriters, is so material and adverse as to make it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriters, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism, involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for the Company.  The Underwriters shall have received an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, in a form reasonably satisfactory to the Underwriters.

(e) Opinion of Counsel for Selling Stockholders. The Underwriters shall have received (i) an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for AEA EWT Holdings LP, in a form reasonably satisfactory to the Underwriters, and (ii) an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Non-Sponsor Selling Stockholders, in a form reasonably satisfactory to the Underwriters.

(f) Opinion of Counsel for Non-Sponsor Selling Stockholders. The Underwriters shall have received (i) an opinion, dated such Closing Date, of Lawson Lundell LLP, counsel for bcIMC Private Placement (2013) Investment Corporation and bcIMC (WCBAF) Private Placement (2013) Investment Corporation, in a form reasonably satisfactory to the Underwriters and (ii) an opinion, dated such Closing Date, of Morgan & Morgan Group, counsel for Pictet Private Equity Investors S.A., in a form reasonably satisfactory to the Underwriters.

(g) Opinion and 10b-5 Statement of Counsel for Underwriters.  The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, each dated such Closing Date, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)  Officers’ Certificate.  The Underwriters shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company, in each case in their capacity as an officer of the Company and not in their personal capacity, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.

(i)  CFO Certificate.  The Underwriters shall have received a certificate, dated the date of this Agreement and dated such Closing Date, of the Chief Financial Officer of the Company, satisfactory to the Underwriters, as to the accuracy of certain data contained in the General Disclosure Package and the Final Prospectus, respectively.

(j)  Lock-Up Agreements.  On or prior to the date hereof, the Underwriters shall have received lockup letters in the form of Exhibit A from each of the executive officers, directors and Selling Stockholders requested by the Underwriters, as set forth in Schedule D hereto.

(k)  No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(l) Taxes.  The Custodian will to deliver to the Underwriters a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(m)  Requested Documents.  The Company and the Selling Stockholders will furnish the Underwriters with such copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9.  Indemnification and Contribution.  (a) Indemnification of Underwriters and Selling Stockholders by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) and each Selling Stockholder (each a “Selling Stockholder Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party or such Selling Stockholder Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein (with respect to any Registration Statement) or necessary to make the statements therein, in light of the circumstances in which they were made (with respect to any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus), not misleading, and will reimburse each Indemnified Party and each Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party or such Selling Stockholder Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party or such Selling Stockholder Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (y) the Selling Stockholder Information.

(b) Indemnification of Underwriters and the Company by Selling Stockholders.  Each Selling Stockholder will severally and not jointly indemnify and hold harmless each Indemnified Party and the Company, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party or the Company may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein (with respect to any Registration Statement) or necessary to make the statements therein, in light of the circumstances in which they were made (with respect to any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus), not misleading, and will reimburse each Indemnified Party and the Company for any legal or other expenses reasonably incurred by such Indemnified Party or the Company in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party or the Company is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that each Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that each Selling Stockholder shall be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for inclusion therein, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of Offered Securities and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the Final Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (such information, the “Selling Stockholder Information”).

(c)  Indemnification of Company and Selling Stockholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein (with respect to any Registration Statement) or necessary to make the statements therein, in light of the circumstances in which they were made (with respect to any Statutory Prospectus, the Final Prospectus or any Free Writing Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the fourth, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting.”

(d)  Actions Against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 9 notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c)) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total compensation received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) no Selling Stockholder shall be required to contribute with respect to any losses, claims, damages or liabilities for which such Selling Stockholder would not have been liable under Section 9(b) if such Section 9(b) were applied in accordance with its terms. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective net proceeds (before deducting expenses) received by the Selling Stockholder from the Offered Securities sold by such Selling Stockholder pursuant to this Agreement and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

(f)  Limitation on Liability.  In no event shall any Selling Stockholder’s obligations under this Section 9 exceed the net proceeds (before expenses) received by such Selling Stockholder from the sale of its Offered Securities hereunder.

10.  [Reserved].

11.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 9 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Recognition of the U.S. Special Resolutions Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 12:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b),

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Vincent Grieco, General Counsel, with copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY, 10004, Attention: Andrew B. Barkan, or, if sent to AEA EWT Holdings LP, will be mailed, delivered or telegraphed and confirmed to it at 666 Fifth Avenue, 36th Floor, New York, NY 10103, Attention: Barbara L. Burns; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

14.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

15.  Representation of the Non-Sponsor Selling Stockholders.  The Attorneys-in-Fact will act for the Non-Sponsor Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorneys-in-Fact will be binding upon all the Non-Sponsor Selling Stockholders.

16.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17.  Absence of Fiduciary Relationship.  Each of the Company and the Selling Stockholders acknowledges and agrees that:

(a)  No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations.  The purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the price of the Offered Securities set forth in this Agreement, was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship;

(d) No Recommendation. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation or any action by the Underwriters with respect to any entity or natural person; and

(e) Waiver.  The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

By EVOQUA WATER TECHNOLOGIES CORP.

By:	/s/ Benedict J. Stas
Name: Benedict J. Stas
Title: Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Underwriting Agreement]

By AEA EWT HOLDINGS LP

By:	/s/ Barbara L. Burns
Name: Barbara L. Burns
Title: Vice President

NON-SPONSOR SELLING STOCKHOLDERS

As Attorney-in-Fact acting on behalf of each Non-Sponsor Selling Stockholder named in Schedule A hereto

By:	/s/ Vincent Grieco
Name: Vincent Grieco
Title: Attorney-in-Fact

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Michael Marcus
Name: Michael Marcus
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
AEA EWT Holdings LP	8,307,691	1,246,157
bcIMC (WCBAF) Private Placement (2013) Investment Corporation	251,077	37,661
bcIMC Private Placement (2013) Investment Corporation	1,595,077	239,261
Jungfrau SICAV-SIF	276,923	41,538
Monte Rosa Funds SICAV-SIF	18,462	2,769
Monte Rosa Opportunities SICAV-SIF	221,539	33,230
Pictet Private Equity Investors SA	1,329,231	199,384
Total	12,000,000	1,800,000

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	12,000,000
Total	12,000,000

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities: the price paid by each investor for such Offered Securities.

2.  Number of Firm Securities: 12,000,000

3.  Number of Optional Securities: 1,800,000

SCHEDULE D

Lock-Up Agreement Parties

1.	Ron C. Keating
2.	Benedict J. Stas
3.	Rodney O. Aulick
4.	Snehal A. Desai
5.	Hervé P. Fages
6.	Vincent Grieco
7.	James M. Kohosek
8.	Anthony J. Webster
9.	Martin J. Lamb
10.	Nick Bhambri
11.	Gary A. Cappeline
12.	Lisa Glatch
13.	Judd A. Gregg
14.	Brian R. Hoesterey
15.	Vinay Kumar
16.	Lynn C. Swann
17.	Peter M. Wilver
18.	AEA EWT Holdings LP
19.	bcIMC (WCBAF) Private Placement (2013) Investment Corporation
20.	bcIMC Private Placement (2013) Investment Corporation
21.	Jungfrau SICAV-SIF
22.	Monte Rosa Funds SICAV-SIF
23.	Monte Rosa Opportunities SICAV-SIF
24.	Pictet Private Equity Investors SA

Exhibit A

Form of Lock-up Agreement

December 1, 2020

Evoqua Water Technologies Corp.

210 Sixth Avenue

Pittsburgh, PA 15222

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made for the common stock, par value $0.01 per share (the “Securities”), of Evoqua Water Technologies Corp., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees pursuant hereto (the “Lock-Up Agreement”) that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, whether now owned or hereafter acquired by the undersigned, or with respect to which the undersigned now has or hereafter acquires the power of disposition, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Citigroup Global Markets Inc. (together, the “Underwriters”).  In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. To the extent there are no additional Underwriters listed in Schedule B to the Underwriting Agreement other than you, the term “Underwriters” as used herein shall mean Citigroup Global Markets Inc., as Underwriter, and the term Underwriters shall mean the singular as the context requires.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 30 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which the Company is or expects to become a party.

Any Securities received upon exercise of options or upon conversion or exchange of any security granted, sold or transferred to the undersigned will also be subject to this Lock-Up Agreement.  Notwithstanding the foregoing, the undersigned may transfer any Securities or securities convertible into or exchangeable or exercisable for any Securities (i) by will or intestacy, (ii) as a bona fide gift or gifts, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) as a distribution or transfer to general partners, limited partners, members or stockholders of the undersigned, (v) to the undersigned’s subsidiaries, affiliates, or to any investment fund or other entity which controls or manages or is controlled or managed by, or under common control or management with, the undersigned, (vi) pursuant to an order of a court or regulatory agency or by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement, (vii) to the Company upon the death, disability or termination of employment, in each case, of the undersigned, (viii) in connection with transactions relating to Securities acquired in open market transactions after the completion of the Offering, (ix) to the Company (a) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Securities granted by the Company pursuant to any employee benefit plans or arrangements described in the General Disclosure Package and the Final Prospectus (each as defined in the Underwriting Agreement), where any Securities received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Securities or the vesting of any restricted stock or restricted stock unit awards granted by the Company pursuant to employee benefit plans or arrangements described in the General Disclosure Package and the Final Prospectus, in each case on a “cashless,” “net exercise” or “net settlement” basis, where any Securities received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, (x) pursuant to the Offering and/or (xi) with the prior written consent of the Underwriters; provided that in the case of each transfer or distribution pursuant to clauses (ii) through (v) above, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value; provided, further, that in the case of each transfer pursuant to clauses (ii) through (v) and clause (viii) above, no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of Securities in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), and provided, further, that in the case of each transfer pursuant to clauses (i), (vi), (vii) or (ix) above, if a filing under Section 16 of the Exchange Act is required by, or voluntarily made with respect to, such transfer, the undersigned shall disclose in such filing the reasons for such transfer, unless, in the case of clause (vi), such disclosure would be prohibited by any applicable law, regulation or order of a court or regulatory agency.

Nothing in this Lock-Up Agreement shall prevent (a) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that such plan (1) does not provide for any transfer of Securities during the Lock-Up Period and (2) is not required to be reported and is not voluntarily disclosed in any public report or filing with the Securities and Exchange Commission or otherwise other than general disclosure in Company periodic reports to the effect that Company directors and officers may, subject to the terms of this Lock-Up Agreement, enter into such trading plans from time to time, or (b) any transactions effectuated pursuant to a Rule 10b5-1 Plan established prior to the date of this Lock-Up Agreement, provided that if a filing under Section 16 of the Exchange Act is required by, or voluntarily made with respect to, such transaction, the undersigned shall disclose in such filing that the transaction was effectuated pursuant to a Rule 10b5-1 Plan.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void upon the earliest to occur of: (i) the Public Offering Date shall not have occurred on or before December 31, 2020, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, the Company notifies the Underwriters in writing that it does not intend to proceed with the Offering, (iii) for any reason the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder.  This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Signature Page to Lock-Up Agreement]